**PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED PURSUANT TO RULE 601(B)(10) OF REGULATION S-K. THE OMITTED INFORMATION IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED
COLLATERAL ASSIGNMENT OF CUSTOMER GPU CONTRACTS
AND CONSENT

THIS COLLATERAL ASSIGNMENT OF CUSTOMER GPU CONTRACTS AND CONSENT (“Assignment and Consent”), made and entered into as of the 28th day of February, 2024 by and among APPLIED DIGITAL CORPORATION, a Nevada corporation, whose address is 3811 Turtle Creek Blvd., Ste 2100, Dallas, TX 75219  (the “Grantor”), in favor of CORNERSTONE BANK, a North Dakota state chartered bank, whose address is 2280 45th St. S., Fargo, ND 58104  (the “Lender”)
WITNESSETH:
WHEREAS, APLD GPU-01, LLC, a Delaware limited liability company, whose address is 3811 Turtle Creek Blvd., Ste 2100, Dallas, TX 75219  (“APLD GPU” or “Borrower”), as borrower, has requested that Lender make a loan to Borrower in the maximum aggregate principal amount of up to $16,000,000.00 (the “Loan”) pursuant to a Loan Agreement of even date herewith (the “Loan Agreement”);
WHEREAS, Grantor is the parent of Borrower and has guarantied Borrower’s obligations pursuant to the Loan Agreement;
WHEREAS, the Loan will be secured, in part, by the Real Property identified in the Loan Agreement and Improvements thereon (the “Jamestown GPU Facility”);
WHEREAS Grantor is a party to multiple Terms of Service Agreements for High Performance Computing (HPC) based systems related to AI Cloud Computing Services (the “GPU Customer Contracts”; copies of which are attached hereto as Exhibit A) with third parties;
WHEREAS, the third parties which are initially parties to the GPU Customer Contracts are [__]**, [__]**, [__]** and [__]** (collectively, the “GPU Customers”);
WHEREAS, a portion of the GPU Customer Contracts will be serviced at the Jamestown GPU Facility;
WHEREAS, the Lender as a condition of the Loan described above requires an assignment of the GPU Customer Contracts which will be processed at the Jamestown GPU Facility;
WHEREAS, the GPU Customer Contracts processed at the Jamestown GPU Facility will change from time to time, either in whole or in part;
WHEREAS, Grantor has requested that it be allowed to obtain Consent from its current GPU Customers as a post-closing requirement due within 30 days of Closing, as defined in the Loan Agreement;

NOW, THEREFORE, in consideration of the mutual agreements between the parties herein, the parties agree as follows:
1.Incorporation of Recitals. The above recitals are incorporated herein and made part of this Assignment and Consent.
2.Assignment of the Customer GPU Contracts. As additional collateral security for the Loan, Grantor sets over and assigns to the Lender, and grants Lender a security interest in all of Grantor’s right, title and interest in and to the GPU Customer Contracts processed at the Jamestown GPU Facility (as they may be extended, renewed or replaced), which transfer and assignment will automatically become a present, unconditional assignment, at Lender’s option, in the event of a default by Grantor under the Loan Agreement (each, an “Event of Default”) and the failure of Grantor to cure such Event of Default within any applicable grace period.
3.Grantor is not currently in default under any of the terms and conditions of the Loan Agreement, and Grantor is not currently in default under any terms and conditions of the Customer GPU Contracts.
4.Notwithstanding anything to the contrary in the GPU Customer Contracts, Grantor consents to the assignment of Grantor’s rights, for collateral purposes only, to Lender.
5.Lender agrees that if Lender takes title to the Customer GPU Contracts, Lender and its assigns will do so subject to the terms and conditions of the Customer GPU Contracts.
6.Consent. Lender will allow Grantor to use commercially reasonable efforts to obtain Consent from its current GPU Customers within 30 days from Closing, consistent with §6.1(c) of the Loan Agreement. Grantor shall use commercially reasonable efforts to obtain Consent from any new GPU Customers within 30 days of such new GPU Customer’s execution of a GPU Customer Contract and shall deliver such Consent with the next quarterly report due to Lender, consistent with §6.1(c) of the Loan Agreement.

7.Security Agreement. This Assignment and Consent is also a security agreement under the Uniform Commercial Code for any of the Customer GPU Contracts which, under applicable law, may be subjected to a security interest under the Uniform Commercial Code. Grantor hereby authorizes Lender to prepare and file financing statements, continuations statements and financing statement amendments in such form as Lender may require to perfect or continue the perfection of this security interest in the Grantor’s interest in the Customer GPU Contracts.
8.Attorney-in-fact. Grantor irrevocably constitutes and appoints Lender as Grantor’s attorney-in-fact to demand, receive and enforce Grantor’s rights with respect to the Customer GPU Contracts and to do any and all acts in Grantor’s name or in the name of Lender with the same force and effect as Grantor could do if this Assignment and Consent had not been made. This appointment will be deemed to be coupled with an interest and irrevocable.
9.Termination. Following payment of the Loan in full and the release or assignment of the Security Instrument, as defined in the Loan Agreement, this Assignment and Consent and all of Lender’s right, title and interest under this Assignment and Consent will terminate.
10.Notice.
a.All notices under or concerning this Assignment and Consent (“Notice”) will be in writing. Each Notice will be deemed given on the earliest to occur of: (i) the date when the Notice is received by the addressee, (ii) the first Business Day after the Notice is delivered to a recognized overnight courier service, with arrangements made for payment of charges for next Business Day delivery, or (iii) the third Business Day after the Notice is deposited in the United States mail with postage prepaid, certified mail, return receipt requested. Addresses for Notice are as follows:
If to Lender:        Cornerstone Bank
            Attn: Dale Hetland
            2280 45th St. S.
Fargo, ND 58104

If to Grantor:        Applied Digital Corporation
            Attn: CEO
3811 Turtle Creek Blvd. Ste. 2100
            Dallas, TX 75219
b.Any party to this Assignment and Consent may change the address to which Notices intended for it are to be directed by means of Notice given to the other party in accordance with this section. Each party agrees that it will not refuse or reject delivery of any Notice given in accordance with this section, that it will acknowledge, in writing, the receipt of any Notice upon request by the other party and that any notice rejected or refused by it will be deemed for purposes of this section to have been received by the rejecting party on the date so refused or rejected, as conclusively established by the records of the U.S. Postal Service or the courier service.
11.Governing Law; Consent to Jurisdiction and Venue.
a.This Assignment and Consent will be construed in accordance with and governed by the laws of the State of North Dakota.

b.Grantor and Lender agree that any controversy arising under or in relation to this Assignment and Consent may be litigated in the State of North Dakota. The state and federal courts and authorities with jurisdiction in the State of North Dakota will have jurisdiction over all controversies that may arise under or in relation to this Assignment and Consent. Grantor and Lender irrevocably consent to service, jurisdiction and venue of such courts for any such litigation and waive any other venue to which it might be entitled by virtue of domicile, habitual residence or otherwise. However, nothing in this section is intended to limit Lender’s right to bring any suit, action or proceeding relating to matters under this Assignment and Consent in any court of any other jurisdiction.

12.No partnership. This Assignment and Consent is not intended to, and will not, create a partnership or joint venture among the parties, and no party to this Assignment and Consent will have the power or authority to bind any other party except as explicitly provided in this Assignment and Consent.

13.Severability. The invalidity or unenforceability of any provision of this Assignment and Consent will not affect the validity of any other provision, and all other provisions will remain in full force and effect.

14.Entire Assignment. This Assignment and Consent contains the entire agreement among the parties as to the rights granted and the obligations assumed in this Assignment and Consent.

15.Waiver; No Remedy Exclusive. Any forbearance by a party to this Assignment and Consent in exercising any right or remedy given under this Assignment and Consent or existing at law or in equity will not constitute a waiver of or preclude the exercise of that or any other right or remedy. Unless otherwise explicitly provided, no remedy under this Assignment and Consent is intended to be exclusive of any other available remedy, but each remedy will be cumulative and will be in addition to other remedies given under this Assignment and Consent or existing at law or in equity.

16.Third Party Beneficiaries. Neither any creditor of any party to this Assignment and Consent, nor any other person, is intended to be a third party beneficiary of this Assignment and Consent.

17.Further Assurance and Corrective Instruments. To the extent permitted by law, the parties will, from time to time, execute, acknowledge, and deliver, or cause to be executed, acknowledged, and delivered, such supplements to this Assignment and Consent and such further instruments as may reasonably be required for carrying out the intention of or facilitating the performance of this Assignment and Consent.

18.Counterparts. This Assignment and Consent may be executed in multiple counterparts, each of which will constitute an original document and all of which together with constitute one agreement.

19.Indemnity. By executing this Assignment and Consent, Grantor agrees to indemnify and hold harmless Lender and its successors and assigns from and against any and all losses, claims, damages, liabilities and expenses including attorney’s fees and costs, which may be imposed or incurred in connection with this Assignment and Consent except to the extent caused by the gross negligence or willful misconduct of Lender.

20.Costs and Expenses. Wherever pursuant to this Assignment and Consent it is provided that Grantor will pay any costs and expenses, such costs and expense will include Lender’s attorney’s reasonable fees and costs.

21.Determinations by Lender. In any instance where the consent or approval of Lender may be given or is required, or where any determination, judgment or decision is to be rendered by Lender under this Assignment and Consent, the granting, withholding or denial of such consent or approval and the rendering of such determination, judgment or decision will be made or exercised by Lender (or its designated representative) at its sole and exclusive option and in its sole and absolute discretion and will be final and conclusive absent manifest error, except as may be otherwise expressly and specifically provided in this Assignment and Consent.

22.Successors and Assigns. This Assignment and Consent will be binding upon and inure to the benefit of Grantor, Lender and their respective successors and assigns forever.

23.Secondary Market. Lender may sell, transfer, and deliver the Note, as defined in the Loan Agreement, and assign the Loan Agreement, this Assignment and Consent, and the other loan documents to one or more investors in the secondary mortgage market (“Investors”). In connection with such sale, Lender may retain or assign responsibility for servicing the Loan, or may delegate some or all of such responsibility and/or obligations to a servicer including any subservicer or master servicer, on behalf of the Investors. All references to Lender in this Assignment and Consent will refer to and include any such servicer to the extent applicable.

24.This Assignment and Consent may be executed in one or more counterparts, each of which shall be an original and together shall constitute one and the same agreement.

[Signature pages begin on next page]

IN WITNESS WHEREOF, the parties have made and executed this COLLATERAL ASSIGNMENT OF CUSTOMER GPU CONTRACTS AND CONSENT as of the day and year first above written.
APPLIED DIGITAL CORPORATION

/s/Wesley Cummins________________________
By: Wesley Cummins
Its: Chief Executive Officer and Secretary

CORNERSTONE BANK

/s/Dale Hetland____________________________
By: Dale Hetland
Its: Vice President

EXHIBIT A
GPU Customer Contracts

CONSENT TO ASSIGNMENT TO CORNERSTONE BANK
THIS CONSENT TO ASSIGNMENT TO CORNERSTONE BANK (“Consent”) is made this ___ day of __________, 202__, by __________________________, whose address is ____________________, ______________ ___,______ (“GPU Customer”).
WHEREAS, GPU Customer entered into that certain Terms of Service Agreements for High Performance Computing (HPC) based systems related to AI Cloud Computing Services dated __________________, (the “GPU Customer Contract”; a copy of which is attached hereto as Exhibit A) with Applied Digital Corporation, a Nevada corporation, whose address is 3811 Turtle Creek Blvd., Ste 2100, Dallas, TX 75219 (“Grantor”);
WHEREAS, APLD GPU-01, LLC, a Delaware limited liability company, whose address is 3811 Turtle Creek Blvd., Ste 2100, Dallas, TX 75219  (“APLD GPU” or “Borrower”), as borrower, has requested that Cornerstone Bank (“Lender”) make a loan to Borrower (the “Loan”) pursuant to a Loan Agreement dated on or around February 28, 2024 (the “Loan Agreement”);
WHEREAS, Grantor is the parent of Borrower and has guarantied Borrower’s obligations pursuant to the Loan Agreement;
WHEREAS, the GPU Customer Contracts, or a portion thereof, will be serviced at the Borrower’s Jamestown GPU Facility;
WHEREAS, the Lender as a condition of the Loan described above requires an assignment of the GPU Customer Contract;
NOW, THEREFORE, in consideration of the mutual agreements between the parties herein, GPU Customer agrees as follows:
1.No Default Under the Customer GPU Contract. Applied Digital Corporation is not currently in default under any of the terms and conditions of the Customer GPU Contract.
2.Consent. Notwithstanding anything to the contrary in the Customer GPU Contract, GPU Customer hereby consents to the assignment of Customer GPU Contract to Lender.
3.Notice of Default. In the event of Applied Digital Corporation’s default under the terms of the Customer GPU Agreement, GPU Customer will provide notice of the default to Lender at the following address:
Cornerstone Bank
Attn: Dale Hetland
2280 45th St S
Fargo, ND 58104
4.GPU Customers’ Recognition of Lender.
a.If GPU Customer receives notice from Lender of Grantor’s default, GPU Customer will confirm in writing that GPU Customer Contract will continue in full force and effect as a direct contract between GPU Customer and Lender or its assigns, subject to the terms and conditions of this Assignment and Consent.

b.GPU Customer agrees that neither Lender or its assigns will be liable for, subject to, or bound by any of the following:

i.Any act or omission or misrepresentation, breach of contract, breach of warranty or other default or negligence of Grantor.

ii.Claims, counterclaims, offsets or defenses of any nature that GPU Customer might be entitled to assert against Grantor.

iii.Any modification or amendment of the Customer GPU Contract made after the date of this Assignment and Consent without the prior written consent of the Lender or its assigns.

iv.Any of Grantor’s liabilities or obligations under the Customer GPU Contract which were to be paid or performed (or which accrued or arose) before Lender exercised its rights to assignment of the GPU Customer Contract.

v.Any obligation to indemnify GPU Customer under the GPU Customer Contract.

GPU Customer _________________________
By: _____________________
Its: _____________________